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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Pre-effective Amendment No. 2 to Registration Statement No. 333-10775 of Monterey Pasta Company on Form S-3 of our report dated March 29, 1996, appearing in the Annual Report on Form 10-K of Monterey Pasta Company for the year ended December 29, 1996, as amended by Form 10-K/A-2, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
San Francisco, California
July 22, 1997